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                                                                   EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the 15th day of January 1999 by and between mPhase Technologies, Inc., a New Jersey corporation, with offices presently located at 587 Connecticut Avenue, Norwalk, Connecticut 06850, (hereinafter sometimes referred to as "the Employer" or "the Company") and Susan E. Cifelli residing at 26 Fieldstone Drive, Hartsdale, New York 10530-1524 (hereinafter referred to as "the Executive").

                               W I T N E S S E T H

         WHEREAS, the Employer is in the business of designing, assembling, selling and marketing telecommunications products, and in particular, the development of its proprietary TRAVERSER Digital Video & Data Delivery Systems to enhance the band width utilization of conventional twisted pair copper telephone lines;

         WHEREAS, Susan E. Cifelli has had extensive experience with other companies marketing telecommunications products;

         WHEREAS, mPhase Technologies, Inc. is desirous of employing the Executive on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive is desirous of being employed by the Employer on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth in this Employment Agreement, the parties agree as follows:

         I.  INCORPORATION OF "WHEREAS" CLAUSES

         The representations, terms and undertakings set forth in the WHEREAS clauses of this Agreement are incorporated herein by reference as though recited verbatim and at length.

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         II.  TERMS, DUTIES AND SERVICES

         1. The employment of the Executive shall commence as of a date agreeable to the parties contemplated to be no later than March 31, 1999 and shall continue for a minimum term of twenty-four months unless sooner terminated for cause in accordance with the provisions of Article V of this Agreement. Thereafter, as more fully set forth in Article V of this Agreement, the employment of Executive shall be "at will" unless this Agreement is extended or otherwise modified in writing.

         2. The Executive shall be given the title of Executive Vice President - Marketing and will report to the President and Chief Executive Officer of mPhase Technologies, Inc. In the position of Executive Vice President - Marketing, Susan E. Cifelli will have the primary responsibility to create an overall strategic marketing plan for the sale of telecommunications products designed, manufactured and/or marketed by the Company and to execute that marketing plan.

         3. The Executive further agrees to perform from time to time such other services as the president of mPhase Technologies, Inc. shall from time to time reasonably request provided such employment services are within the knowledge and/or scope of services that Susan E. Cifelli previously rendered with other companies relating to the marketing of telecommunications


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products.

         4. For the purposes of this Employment Agreement, the term "full time" shall mean Ms. Cifelli will not involve herself in any other business arrangements except for passive investments. The parties also agree that the term "full time" also means that the Executive will be available during evenings and weekends or when required to travel for business purposes.

         III.  COMPENSATION OF THE EXECUTIVE

         1. The Employer shall pay the Executive an annual salary of $123,000 and the Executive shall be given consideration for performance based bonuses and salary increases on an annual basis with the first such review to take place six months after the effective date of this Employment Agreement. In consideration of the receipt of this compensation on a bi-weekly basis, the Executive shall provide her full time, energy and skill in the performance of her employment duties in the area of marketing telecommunications products. Without limiting the foregoing, mPhase Technologies, Inc. will also pay Susan E. Cifelli upon her execution of this Agreement the sum of $2,500 as a sign-on bonus.

         IV.  EMPLOYMENT BENEFITS

         1. During the effective period of this Agreement, the Employer will provide health and dental insurance coverage consistent with current policies of mPhase Technologies, Inc. for


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the Executive and her family. In addition, the Employer agrees to reimburse the
Executive for insurance coverage with her current employer until such time as she qualifies for the Employer's health and dental insurance coverage, such insurance coverage to be consistent with insurance coverage provided other members of senior management at the Company.

         2. The Executive shall be entitled to a minimum of five weeks paid vacation for every twelve months worked on the basis of one week accrued during each three month period worked with the fifth week to be accrued at the end of the first year.

         3. The Executive shall be entitled to participate in a 401K Plan consistent with the participation of senior management of mPhase Technologies, Inc. and federal government guidelines. The Employer intends to match contributions of the Executive in an amount up to sixteen (16%) percent of base salary. In addition, the Executive will be entitled to term life insurance at twice the amount of her base salary.

         4. The Executive will also be entitled to receive such other fringe benefits as would be received by other members of senior management at mPhase Technologies, Inc.

         V.  TERMINATION OF EMPLOYMENT

         1. IT IS THE INTENTION OF THE PARTIES THAT NOT LESS THAN TWO MONTHS PRIOR TO THE EXPIRATION OF THIS CONTRACT, THE EMPLOYER


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AND EXECUTIVE AGREE TO NEGOTIATE AN EXTENSION OF THIS CONTRACT. IN THE ABSENCE
OF SUCH RENEGOTIATED CONTRACT, the Employer shall have the right to terminate the Executive at any time after twenty-four months, with or without cause, by giving two months notice. In addition, the Employer may elect to pay the Executive TWO MONTHS salary in lieu of giving TWO MONTHS notice.

         2. During the twenty-four month period covered by this Agreement, the right of the Executive to any and all compensation to which she would be entitled shall be terminated upon the earliest to occur of the following events:
(i) her death; (ii) permanent disability (as hereinafter defined); and (iii) upon written notice to the Executive for "just cause" as hereinafter defined.

         3. "Just Cause" for the purpose of this Agreement shall mean: (i) gross negligence by the Executive in the performance of her employment; (ii) the commission by the Executive of acts constituting theft, embezzlement, obtaining funds or property under false pretenses, or similar acts of gross misconduct with respect to the property of the Employer; (iii) the commission by the Executive of a material act in breach of Articles VI, VII and VIII of this Agreement or other similar breach of trust against mPhase Technologies, Inc.;
(iv) the conviction of the Executive of a felony involving matters not directly related to the business of


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the Company if, in the opinion of its board of directors, such conviction adversely impacts on her ability to perform her executive duties; or (v) the continuation after written warning by the president of mPhase Technologies, Inc. that there has been a habitual pattern of personal conduct by the Executive involving alcohol, drugs or the like that materially adversely impacts her ability to perform her duties.

         4. In the event the Employer elects to terminate the employment of Susan E. Cifelli under this Agreement for "just cause" as defined above, the Employer shall set forth in a written notice to the Executive describing in reasonable detail the conduct deemed to constitute just cause. Thereafter, the Executive shall have an opportunity to provide the Employer an explanation or to otherwise justify the conduct deemed to fall under the category of "just cause." If this explanation does not satisfy the Employer, the Executive will have the right to submit to Arbitration the issue of "just cause" if the reason given for the termination comes under subparagraph (i) or (v) or paragraph 3.

         5. The Executive MAY be deemed to be permanently disabled for purposes of this Agreement in the event that she shall fail to render and perform the executive services required of her under this Agreement for a continuous period of three (3) consecutive


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months.

         VI.  NON-COMPETITION CLAUSES

         1. Susan E. Cifelli shall devote HER FULL TIME, skill and attention to the business of the Employer during the effective period of this Agreement and shall use her best efforts to further the interests of the business of mPhase Technologies, Inc. at all times.

         2. The Executive shall not, during the effective period of this Agreement, engage, directly or indirectly, in any business other than that of and on behalf of the Employer. In order to provide reasonable protection for the business of mPhase Technologies, Inc. for so long as she is employed, Susan E. Cifelli shall not, directly or indirectly, assist, solicit, or directly or indirectly have any interest in any corporation, partnership or other business entity which, directly or indirectly, consist of the conducting of a business similar in any material manner to the business being conducted by mPhase Technologies, Inc.

         VII.  PROPRIETARY INFORMATION AGREEMENT

         In consideration of her employment by mPhase Technologies, Inc. as more fully set forth in this Agreement, the Executive agrees to turn over to the Employer all inventions, improvements and concepts developed by her while employed. Without limiting


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the foregoing, she agrees to the following provisions:

                  (a) to disclose, grant and assign to the Employer as its exclusive property, all inventions, improvements and technical or business innovations and suggestions relating in any way to the business of the Employer, or capable of beneficial use by the Employer, developed or conceived by the Executive solely or jointly with others during the period of her employment, (1) which are along the lines of the business, work or investigations of the Employer or its affiliates, or (2) which result from or are suggested by any work which the Executive may do for the Employer;

                  (b) to execute all necessary papers including applications, assignments, and otherwise provide proper assistance (at the Employer's expense), during and subsequent to employment, to enable the Employer to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions or innovations in any and in all countries;

                  (c) to make and maintain for the Employer adequate and current written records of all such inventions or innovations;

                  (d) upon the termination of her employment for any reason, the Executive is to deliver to the Employer promptly all written and other materials which are of a secret or confidential nature relating to the business of the Employer or its affiliates;

                  (e) not to use, publish or otherwise disclose (except


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as may be required) either during or subsequent to employment, any secret or confidential information or data of the Employer or its customers;

                  (f) not to disclose or utilize any secret or confidential information to others (including any prior employers), or any inventions or innovations of the Executive which are not included within the scope of this Agreement.

         VIII.  RESTRICTIVE COVENANT.

         1. The Executive hereby agrees that she shall not solicit orders from any EXISTING CUSTOMER OF THE EMPLOYER AT THE TIME OF HER TERMINATION located in the New England or Middle Atlantic states either on her own account or as an employee of any other corporation, partnership or other business entity, nor shall she personally do business either on her own account with such customers for a period of six months following the date of the termination of her employment with mPhase Technologies, Inc.

         2. The Executive hereby agrees that for a period of six months following the date of the termination of her employment with mPhase Technologies, Inc., directly or indirectly, she shall not engage or employ any person engaged as an employee of the Employer.

         IX.  CONFIDENTIAL INFORMATION AND TRADE SECRETS

         1. The Executive hereby acknowledges that in performing


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her duties and services for mPhase Technologies, Inc., she shall receive confidential information and trade secrets with respect to its business and the business of its customers.

         2. The Executive hereby agrees that she shall keep such information and trade secrets confidential and shall not disclose such confidential information and/or trade secrets to any person not employed by mPhase Technologies, Inc. and authorized to receive same; she further agrees that she shall not make use of such confidential information and/or trade secrets for a period of six months subsequent to the termination of this Agreement.

         3. The Executive further agrees that, during the course of her employment with mPhase Technologies, Inc., she shall take affirmative steps to prevent the disclosure of such confidential information and/or trade secrets by other persons, except when such disclosure is authorized in writing by the Company. As an example, she shall limit communications concerning any ongoing negotiations to sell the Employer's products to new customers to the president of the Company and other persons designated by the president as participants in such negotiations. As another example, the Executive shall request and obtain confidentiality agreements from potential customers regarding disclosure of the Company's proprietary technology and manufacturing processes.

         X.  ENTITLEMENT TO INJUNCTIVE RELIEF

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         1. The Executive hereby acknowledges that breach of the terms of
Articles VI, VII, VIII and IX of this Agreement would cause irreparable harm to the Company and could not adequately be compensated for by damages. In the event of a breach by Susan E. Cifelli of any provision of Articles VI, VII, VIII and IX, the Executive hereby consents to an injunction being issued against her restraining her from any further breach of said provisions.

         2. The provisions of this Article X shall not be construed so as to affect or impair any other remedies which the Employer may have in the event of the breach by the Executive of Articles VI, VII, VIII and IX, including, but not limited to, an action for damages arising out of such breach AS REFERENCED IN AN ATTACHMENT TO THIS AGREEMENT.

         XI.      EQUITY COMPENSATION

         1. The acceptance of this Agreement by Susan E. Cifelli entitles her to a stock option to purchase 80,000 shares of mPhase Technologies, Inc. common stock at a price of $1.50 per share. Said option shall invest in six month increments during the twenty-four (24) month term of this Agreement. For example, if the Executive terminates her employment with the Employer on or before February 22, 2000, she would only be entitled to an option equal to 20,000 shares of Mphase Technologies, Inc. common stock. The terms of this option shall be set forth further in detail in


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a Stock Option Agreement consistent with the provisions of the mPhase Long Term
Stock Option Plan as referenced in attachment of this agreement.

         XII. NOTICES

         1. All notices, requests, demands and other communications required by this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the Executive or the Employer at the addresses set forth at the beginning of this Agreement.

         2. The parties to this Agreement may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other in the manner provided for this Article XII.

         XIII.  ENTIRE AGREEMENT.

           This Agreement and any exhibits hereto constitute the entire Agreement between the parties with respect to the terms and conditions of the employment of Susan E. Cifelli by mPhase Technologies, Inc. No other statement, representation, warranty or covenant has been made by either party with respect to the employment of the Executive.


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         XIV. MISCELLANEOUS PROVISIONS

         1. BINDING NATURE OF THIS AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Executive and shall inure to the benefit of and be binding upon the Company and its successors.

          2. NO OTHER AGREEMENT. The Executive warrants and represents that she is not a party to any agreement, contract or understanding, whether contract of employment or otherwise, with any other company or other business entity which would in any way restrict or prohibit her from undertaking or performing her employment duties in accordance with the terms and conditions of this Agreement.

         3. AMENDMENTS. No amendments or modifications of the terms and conditions of this Agreement shall be valid and enforceable unless set forth in writing.

         4. SEVERABILITY. In the event that any provision of this Agreement is held invalid, unenforceable or modified by any court of competent jurisdiction, it shall be construed as if such invalid, unenforceable or modified provision had been more narrowly drawn so as not to invalidate or make unenforceable or modify any other provision.

         5. GOVERNING LAW. This Agreement shall be governed by and


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construed in accordance with the laws of the State of New Jersey, without regard to conflict of laws principles.

         6. CONSULTATION WITH COUNSEL. The Executive acknowledges that prior to executing this Agreement she has had the opportunity to consult and has in fact consulted with independent counsel of her personal choice.

         7. NO RIGHT TO ASSIGN AGREEMENT. The Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement. Any attempted delegation or disposition of any of her rights under this Agreement shall be null and void and without effect.

         IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties hereto the date first above written.


ATTEST:                                     mPHASE TECHNOLOGIES, INC.


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GUSTAVE T. DOTOLI                           RONALD A. DURANDO, PRESIDENT


----------------------------------          ------------------------------------
                                            SUSAN E. CIFELLI
                                            EXECUTIVE VICE PRESIDENT--MARKETING





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